United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

Spine Injury Solutions, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Mitchelldale

Suite A2

Houston, Texas 77092

(Address of principal executive office) (Postal Code)

(713) 521-4220

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2020, Peter L. Dalrymple, a member of the Board of Directors of Spine Injury Solution, Inc. (“we” or “us”), paid off in full the $610,000 principal balance of our term loan promissory note with Wells Fargo Bank, which note was due and payable on that same date. The term loan note (which was converted from a line of credit facility) had been guaranteed by Mr. Dalrymple and secured by a first lien interest in certain of his assets.

As consideration for paying off the principal balance of the Wells Fargo note on our behalf, on August 31, 2020, we issued Mr. Dalrymple a $610,000 one-year secured promissory note, which note bears interest at a rate of 6% per annum, with monthly payments of interest only due until maturity when all unpaid interest and principal is due. This note is secured by collateral that includes all of our accounts receivable and a pledge of the stock of Quad Video Halo, Inc., our wholly-owned subsidiary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

10.1	Secured Promissory Note with Peter Dalrymple, dated August 31, 2020
10.2	Security Agreement with Peter Dalrymple, dated August 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: September 2, 2020	Chief Executive Officer